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Exhibit 99.1

Upstate Group, Inc. and Subsidiaries
Consolidated Financial Statements
As of December 31, 2003 and 2002 and for the
three years in the period ended December 31, 2003

Upstate Group, Inc. and Subsidiaries
Index
As of December 31, 2003 and 2002 and for the
three years in the period ended December 31, 2003

Page(s)
Report of Independent Auditors	1
Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Stockholders' Deficit	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-27

Report of Independent Auditors

To the Board of Directors and Stockholders of
Upstate Group, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Upstate Group, Inc., its subsidiaries and affiliate (collectively, the Company) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the consolidated balance sheets at December 31, 2003 and 2002 and the consolidated statements of operations, of changes in stockholders' deficit and of cash flows for each of the three years in the period ended December 31, 2003 have been restated.

As discussed in Note 3, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, during 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2004, except for
the information in Notes 2, 3, 4, 6, 12, 15 and 18 for which the date is November 30, 2004

Upstate Group, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2003 and 2002

	2003 (Restated)	2002 (Restated)
Assets
Current assets
Cash and cash equivalents	$2,663,022	$2,734,925
Trade receivables, net of allowance for doubtful accounts of $110,789 and $78,007, respectively	6,219,941	3,600,186
Related party receivables (Note 4)	—	548,483
Inventories	6,908,528	4,815,038
Prepaid expenses and other current assets	1,756,528	1,086,535

Total current assets	17,548,019	12,785,167
Property, plant and equipment, net	6,086,553	6,031,176
Intangible assets, other	955,753	791,857
Other assets	16,242	16,242

Total assets	$24,606,567	$19,624,442

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$6,659,490	$3,884,813
Royalties payable	2,647,776	2,371,350
Deferred revenue	45,005	41,394
Current portion of long-term obligations
Due to related party (Note 11)	735,547	550,497
Capital lease obligations	2,426,679	717,476
Sales and marketing rights obligation	427,073	392,622

Total current liabilities	12,941,570	7,958,152
Long-term obligations, net of current portion
Due to related party (Note 11)	200,000	300,000
Capital lease obligations	1,191,623	2,948,530
Promissory notes (Note 9)	250,000	250,000
Sales and marketing rights obligation	—	427,073
Deferred revenue	145,652	40,565

Total liabilities	14,728,845	11,924,320

Commitments and contingency (Note 16)
Redeemable convertible preferred stock, Series 3, 4, 5 and 6; 1,666,229 authorized; 1,584,016 shares issued and outstanding at December 31, 2003 and 2002, $.0001 par value (Note 12)	27,491,750	27,465,061
Cumulative convertible preferred stock; 520,000 authorized, issued and outstanding at December 31, 2003 and 2002, $.0001 par value (Note 12)	1,512,000	1,512,000
Stockholders' deficit
Common stock, $.0001 par value; 12,000,000 shares authorized; 2,389,600 and 2,105,713 shares issued and outstanding at December 31, 2003 and 2002, respectively	236	208
Additional paid-in capital	8,470,183	7,735,021
Deferred compensation	(1,388,909)	(1,763,820)
Accumulated deficit	(26,687,698)	(27,042,646)
Accumulated other comprehensive income (loss)	480,160	(205,702)

Total stockholders' deficit	(19,126,028)	(21,276,939)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$24,606,567	$19,624,442

The accompanying notes are an integral part of these consolidated financial statements.

Upstate Group, Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2003, 2002 and 2001

	2003 (Restated)	2002 (Restated)	2001 (Restated)
Revenue
Products	$39,489,165	$31,660,749	$24,048,661
Services	4,668,933	2,527,954	901,157

Total revenue	44,158,098	34,188,703	24,949,818
Operating expenses
Cost of revenues (excludes $67,326, $103,157 and $56,915 respectively, of noncash compensation)	14,591,816	11,830,908	9,378,162
Research and development (excludes $249,188, $279,021 and $213,116 respectively, of noncash compensation)	9,919,116	9,196,434	5,797,767
Sales and marketing (excludes $86,478, $241,492 and $281,222 respectively, of noncash compensation)	11,290,779	8,697,382	5,924,486
General and administrative (excludes $515,885, $604,887 and $941,206 respectively, of noncash compensation)	6,477,296	5,599,456	7,464,077
Noncash stock compensation	918,877	1,228,557	1,492,459

Total operating expenses	43,197,884	36,552,737	30,056,951

Income (loss) from operations	960,214	(2,364,034)	(5,107,133)
Other income (expense)
Interest expense	(504,272)	(518,435)	(512,255)
Interest income	24,405	52,202	365,178
Other income	54,554	133,659	132,447

Total other income (expense)	(425,313)	(332,574)	(14,630)

Income (loss) before income taxes	534,901	(2,696,608)	(5,121,763)
Provision for (benefit from) income taxes	179,953	(184,145)	54,253

Net income (loss)	$354,948	$(2,512,463)	$(5,176,016)

The accompanying notes are an integral part of these consolidated financial statements.

Upstate Group, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Deficit
Years Ended December 31, 2003, 2002 and 2001

	Common Stock					Accumulated other Comprehensive Income (Loss)
			Additional Paid-in Capital	Deferred Compensation	Accumulated Deficit			Comprehensive Income (Loss)
	Shares	Amount					Total
Balance at December 31, 2000 (as restated)	1,911,933	$191	$4,259,284	$(1,116,544)	$(19,354,167)	$(148,805)	$(16,360,041)
Issuance of common stock upon exercise of stock options	51,690	5	42,898				42,903
Deferred compensation expense associated with equity awards			2,979,415	(2,979,415)			—
Amortization of deferred compensation				1,492,459			1,492,459
Accretion to preferred stock redemption value			(26,688)				(26,688)
Net loss					(5,176,016)		(5,176,016)	(5,176,016)
Transition adjustment for cumulative effect of a change in accounting principle for fair value of interest rate swap						(54,633)	(54,633)	(54,633)
Change in fair value of interest rate swap during 2001						(73,160)	(73,160)	(73,160)
Foreign currency translation adjustments						(20,118)	(20,118)	(20,118)

Balance at December 31, 2001 (restated)	1,963,623	196	7,254,909	(2,603,500)	(24,530,183)	(296,716)	(20,175,294)	$(5,323,927)

Issuance of common stock upon exercise of stock options	142,090	12	117,923				117,935
Issuance of fully vested stock options to consultants			128,740				128,740
Deferred compensation expense associated with equity awards			260,137	(260,137)			—
Amortization of deferred compensation				1,099,817			1,099,817
Accretion to preferred stock redemption value			(26,688)				(26,688)
Net loss					(2,512,463)		(2,512,463)	$(2,512,463)
Change in fair value of interest rate swap during 2002						(34,010)	(34,010)	(34,010)
Foreign currency translation adjustments						125,024	125,024	125,024

Balance at December 31, 2002 (restated)	2,105,713	208	7,735,021	(1,763,820)	(27,042,646)	(205,702)	(21,276,939)	$(2,421,449)

Issuance of common stock upon exercise of stock options	283,887	28	217,885				217,913
Issuance of fully vested stock options to consultants			122,190				122,190
Deferred compensation expense associated with equity awards			421,776	(421,776)			—
Amortization of deferred compensation				796,687			796,687
Accretion to preferred stock redemption value			(26,689)				(26,689)
Net income					354,948		354,948	$354,948
Change in fair value of interest rate swap during 2003						71,894	71,894	71,894
Foreign currency translation adjustments						613,968	613,968	613,968

Balance at December 31, 2003 (restated)	2,389,600	$236	$8,470,183	$(1,388,909)	$(26,687,698)	$480,160	$(19,126,028)	$1,040,810

The accompanying notes are an integral part of these consolidated financial statements.

Upstate Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2003, 2002 and 2001

	2003 (Restated)	2002 (Restated)	2001 (Restated)
Cash flows from operating activities
Net income (loss)	$354,948	$(2,512,463)	$(5,176,016)
Adjustments to reconcile income (loss) to net cash used in operating activities
Depreciation and amortization	1,830,059	1,403,787	1,426,054
Provision for bad debts	32,782	28,173	501,961
Noncash stock compensation	918,877	1,228,557	1,492,459
Impairment of goodwill	—	—	177,178
Changes in operating assets and liabilities
Trade receivables	(2,462,844)	(1,240,391)	(327,395)
Related party receivable	548,483	(48,483)	(285,000)
Inventories	(1,969,468)	(1,225,526)	(904,552)
Prepaid expenses and other current assets	(371,658)	(379,597)	(114,152)
Other assets	—	11,258	10,059
Accounts payable and accrued expenses	2,853,626	214,446	333,755
Royalties payable	276,426	719,506	265,967
Deferred revenue	108,698	(29,937)	(41,617)

Net cash provided by (used in) operating activities	2,119,929	(1,830,670)	(2,641,299)

Cash flows from investing activities
Purchase of marketable securities	—	—	1,133,715
Purchases of property, plant and equipment	(1,459,308)	(133,059)	(1,559,012)
Purchases of intangible assets	(414,774)	(247,148)	(213,917)

Net cash used in investing activities	(1,874,082)	(380,207)	(639,214)

Cash flows from financing activities
Payments on sales and marketing rights obligation	(392,622)	(360,949)	(331,831)
Net payments on line of credit	—	—	(586,850)
Proceeds from term notes	—	250,000	—
Payments on term notes	—	(692,333)	(294,248)
Proceeds from the exercise of stock options	217,913	117,935	42,903
Payments under capital lease obligations	(47,704)	(424,756)	(203,220)
Due to related party	85,050	77,317	70,084

Net cash used in financing activities	(137,363)	(1,032,786)	(1,303,162)
Effect of exchange rate changes on cash and cash equivalents	(180,387)	16,000	(9,472)

Net decrease in cash and cash equivalents	(71,903)	(3,227,663)	(4,593,147)
Cash and cash equivalents, beginning of year	2,734,925	5,962,588	10,555,735

Cash and cash equivalents, end of year	$2,663,022	$2,734,925	$5,962,588

Supplemental disclosures of cash flow information
Cash payments for
Interest	$504,272	$484,144	$518,236
Income taxes	87,508	58,704	22,402
Supplemental disclosure of noncash investing activity
Equipment acquired under capital lease	587,920	1,653,647	250,582

The accompanying notes are an integral part of these consolidated financial statements.

Upstate Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2003, 2002 and 2001

1.     Organization and Nature of the Business

        The consolidated financial statements present the consolidated financial position and results of operations of Upstate Group, Inc., formerly Argonex, Inc., and its wholly-owned subsidiaries, Upstate USA, Inc. ("UUI"), formerly Upstate Biotechnology, Inc, Upstate Ltd. ("UL"), formerly Upstate Discovery Limited and Upstate GmbH. The consolidated financial statements also include the financial position and results of operations of RheArg LLC ("RheArg") an affiliated entity. RheArg and Upstate share common management and stockholders and are therefore considered to be entities under common management. In 2003, RheArg was legally dissolved. The parent company Upstate Group, Inc., its subsidiaries and the affiliate under common management RheArg are collectively referred to as the Company.

        The Company develops, manufactures and supplies proteins in various forms, platforms, assay formats and drug discovery systems. The Company's headquarters are in Charlottesville, Virginia and its principal operating facilities are located in Lake Placid, New York and Dundee, Scotland.

        The Company's products and services support and expand the ability of investigators and drug discovery scientists to conduct research in cell signaling and the role of cell signaling in disease diagnosis and treatment. The Company provides these biological research reagents to academic and pharmaceutical investigators, drug discovery assays to pharmaceutical companies and bulk reagents to pharmaceutical and industrial companies. The reagents are sourced through the Company's in-house research and development teams and through licensing relationships with the leading cell biology and cell signaling investigators worldwide.

        The Company is subject to risks common to companies in the industry including, but not limited to, development by the Company or its competitors of new technological innovations, fluctuations in operating results, need for additional funding, dependence on key personnel, risks related to information technology, protection of proprietary technology and compliance with government regulations.

2.     Restatements

        The Company has restated the consolidated balance sheet at December 31, 2003 and 2002 and the consolidated statement of operations, of changes in stockholders' deficit and of cash flows for each of the three years in the period ended December 31, 2003 for the following:

  Correction of Errors

  2003

  •
  In 2003, RheArg was legally dissolved. The dissolution of RheArg was previously accounted for as a discontinued operation in the statement of operations. The combined affiliate did not qualify as a discontinued operation as defined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. As a result of this error, the Company recorded $151,767 of current period research and development expenses related to RheArg as a charge to discontinued operations. The statements of operations and cash flows has been restated to reflect the $151,767 of expenses as research and development costs.

    In connection with the dissolution of RheArg, the Company removed the historical additional paid-in capital ($845,020) and accumulated deficit ($1,477,483) amounts related to the combined affiliate from its consolidated equity accounts. The Company originally effected this adjustment by reducing additional paid-in capital and accumulated deficit and by recording the net of those historical balances ($632,463) as a current period loss from discontinued operations in the statement of operations, resulting in a cumulative overstatement of losses attributable to RheArg. To correct this error, the Company has increased additional paid-in capital by $845,020 and accumulated deficit by $1,477,483 and reversed the current period discontinued operation charge of $632,463 related to these items.

  •
  The Company's calculation of the amount of intercompany profit to be eliminated from ending inventory was not correct as it did not fully eliminate all profit amounts included in the year end inventory balance. To correct this error, the Company has reduced inventory by $1,089,000 and increased cost of goods sold by $741,000.

  •
  The Company originally recorded a foreign tax benefit for research and development expenditures by its subsidiary in the United Kingdom related to activities which occurred in the prior year even though such benefit had already been recorded in the prior year. The Company has corrected this error by reversing $157,137 of income tax benefit, reducing prepaid expenses and other current assets by $144,171 and by adjusting accumulated other comprehensive income for $9,156 for foreign currency translation.

  •
  The Company incorrectly calculated its provision for state income tax. To correct this error, the Company has reduced the provision for income taxes by $63,800 with a corresponding reduction in accounts payable and accrued expenses.

  •
  The Company originally included $145,180 of state franchise, state property and other tax expense in its provision for income taxes. The statement of operations has been restated to include these expenses in general and administrative expenses.

  •
  Due to a clerical error, the Company presented incorrect amounts in other comprehensive income related to the change in the value of its interest rate swap and adjustments related to foreign currency translation. The Company has corrected these errors by adjusting each of these items of other comprehensive income by $143,788.

  2002

  •
  The Company's calculation of the amount of intercompany profit to be eliminated from ending inventory was not correct as it did not fully eliminate all profit amounts included in the year end inventory balance. To correct this error, the Company has reduced ending inventory by $348,000 and increased cost of goods sold by $303,500.

  •
  The Company incorrectly calculated the foreign tax benefit of research and development expenditures by its subsidiary in the United Kingdom. To correct this error, the Company has increased the income tax benefit by $22,122, increased prepaid expenses and other current assets by $23,538 and adjusted foreign currency translation by $1,416.

  •
  The Company previously included $52,516 of state franchise and state property tax expense in its benefit from income taxes. The statement of operations has been restated to include these expenses in general and administrative expenses.

  2001

  •
  The Company's calculation of the amount of intercompany profit to be eliminated from ending inventory was not correct as it did not fully eliminate all profit amounts included in the year end inventory balance. To correct this error, the Company has reduced inventory by $44,500 and increased cost of goods sold by $44,500.

  •
  The Company's investment in RheArg (a wholly-owned LLC) was historically accounted for on a consolidated basis. In December of 2000, the Company distributed 100% of its shares in RheArg to its stockholders on a pro-rata basis. RheArg was deconsolidated as of the distribution date. In 2001, the Company, which was under common management with RheArg, continued to manage RheArg's activities and concluded that its financial statements should be presented on a combined basis with RheArg. The Company previously accounted for and reported the combination of RheArg as a discrete period addition to equity in 2001. The Company has restated its opening additional paid-in capital and accumulated deficit balances by $845,020 and ($286,649), respectively, to recognize the change in reporting entity and reflect RheArg as an affiliate that had been combined historically.

  •
  The Company accounted for a provision for bad debts on related party receivables due from RHeoGene as an equity loss on joint venture in error. The Company has restated its statements of operations and cash flows to present the $500,000 provision for bad debts as a general and administrative expense.

  Regulation S-X

          In accordance with APB 20, Accounting Changes, the Company has retroactively restated certain amounts to comply with the requirements of Rule 3-05 of Regulation S-X of the United States Securities and Exchange Commission.

          Redeemable convertible preferred stock has been classified as temporary equity with a corresponding amount reclassified from additional paid-in capital and the related accretion has been reflected in each of the three years ended December 31, 2003. Cumulative convertible preferred stock has been classified as temporary equity at stated value based on a contingent redemption feature with a corresponding amount reclassified from additional paid-in capital.

          Interest due from related parties has been reclassified as a cash flow from financing activities from cash flow from operating activities on the statement of cash flows for the three years in the period ended December 31, 2003. Interest income and interest expense have been presented as individual line items on the statement of operations for the three years in the period ended December 31, 2003. Product revenues and services revenues have been presented as individual line items on the statement of operations for the three years ended December 31, 2003.

        The following is a reconciliation of amounts originally reported to amounts as restated.

	As Originally Reported	Regulation S-X Restatements	Restatement for Discontinued Operations and Dissolution	Restatement for Intercompany Profit Elimination	Restatements of Tax Provision/ Benefit		Restatement of Interest Rate Swap and Translation Adjustment	As Restated
2003
Statement of Operations—Year Ended December 31, 2003
Revenue	$44,158,098	$(44,158,098)						$—
Products	—	39,489,165						39,489,165
Services	—	4,668,933						4,668,933
Operating expenses
Cost of revenues	$13,850,816			$741,000				$14,591,816
Research and development expense	9,767,349		$151,767					9,919,116
General and administrative expense	6,332,116				$145,180			6,477,296
Total operating expenses	42,159,937		151,767	741,000	145,180			43,197,884
Income from operations	1,998,161		(151,767)	(741,000)	(145,180)			960,214
Interest expense	(479,867)	$(24,405)						(504,272)
Interest income	—	24,405						24,405
Income before income tax	1,572,848		(151,767)	(741,000)	(145,180)			534,901
Provision for income tax	231,796				(51,843	)(a)		179,953
Loss on discontinued operations	(784,230)		784,230					—
Net income	556,822		632,463	(741,000)	(93,337)			354,948
Balance Sheet—At December 31, 2003
Inventories	7,997,528			(1,089,000)				6,908,528
Prepaid expenses and other current assets	1,900,699				(144,171)			1,756,528
Accounts payable and accrued expenses	6,723,290				(63,800)			6,659,490
Redeemable convertible preferred stock	158	27,491,592						27,491,750
Cumulative convertible preferred stock	52	1,511,948						1,512,000
Additional paid-in capital	36,628,703	(29,003,540)	845,020					8,470,183
Accumulated deficit	(24,682,463)		(845,020)	(1,089,000)	(71,215)			(26,687,698)
Accumulated other comprehensive income	489,316				(9,156)			480,160
Total stockholders' deficit	11,047,093	(29,003,750)		(1,089,000)	(80,371)			(19,126,028)
Statement of Changes in Stockholders' Deficit—Year Ended December 31, 2003
Comprehensive income (loss)
Change in fair value of interest rate swap	(71,894)						$143,788	71,894
Foreign currency translation adjustments	768,328				(10,572)		(143,788)	613,968
Statement of Cash Flows—Year Ended December 31, 2003
Net income	556,822		632,463	(741,000)	(93,337)			354,948
Net cash provided by operating activities	2,204,979	(85,050)						2,119,929
Net cash used in financing activities	(222,413)	85,050						(137,363)

(a)
Represents the net of the $145,180 reclassification of state franchise, state property and other taxes, the $63,800 reduction of state income taxes and the reversal of $157,137 of foreign income tax benefit.

        The following is a reconciliation of amounts originally reported to amounts as restated.

	As Originally Reported	Regulation S-X Restatements	Restatements for Intercompany Profit Elimination	Restatements of Tax Provision/ Benefit		As Restated
2002
Statement of Operations—Year Ended December 31, 2002
Revenue	$34,188,703	$(34,188,703)				$—
Products	—	31,660,749				31,660,749
Services	—	2,527,954				2,527,954
Cost of revenues	$11,527,408		$303,500			$11,830,908
General and administrative expense	5,546,940			$52,516		5,599,456
Total operating expenses	36,196,721		303,500	52,516		36,552,737
Income (loss) from operations	(2,008,018)		(303,500)	(52,516)		(2,364,034)
Interest expense	(466,233)	$(52,202)				(518,435)
Interest income	—	52,202				52,202
Income (loss) before income taxes	(2,340,592)		(303,500)	(52,516)		(2,696,608)
Provision for income tax	(109,507)			(74,638	)(b)	(184,145)
Net income (loss)	(2,231,085)		(303,500)	22,122		(2,512,463)
Balance Sheet—At December 31, 2002
Inventory	5,163,038		(348,000)			4,815,038
Prepaid expenses and other current assets	1,062,997			23,538		1,086,535
Redeemable convertible preferred stock	158	27,464,903				27,465,061
Cumulative convertible preferred stock	52	1,511,948				1,512,000
Additional paid-in capital	36,711,872	(28,976,851)				7,735,021
Accumulated deficit	(26,716,768)		(348,000)	22,122		(27,042,646)
Accumulated other comprehensive loss	(207,118)			1,416		(205,702)
Total stockholders' deficit	8,024,584	(28,977,061)	(348,000)	23,538		(21,276,939)
Statement of Cash Flows—Year Ended December 31, 2002
Net loss	(2,231,085)		(303,500)	22,122		(2,512,463)
Net cash used in operating activities	(1,753,353)	(77,317)				(1,830,670)
Net cash used in financing activities	(1,110,103)	77,317				(1,032,786)

(b)
Represents the combination of the reclassification of $52,516 of state franchise and state property taxes and the recognition of $22,122 of additional foreign income tax benefit.

        The following is a reconciliation of amounts originally reported to amounts as restated.

	As Originally Reported	Regulation S-X Restatements	Restatement for Combination	Restatement for Intercompany Profit Elimination	Restatement of Provision for Bad Debt	As Restated
2001
Statement of Operations—Year Ended December 31, 2001
Revenue	$24,949,818	$(24,949,818)				$—
Products	—	24,048,661				24,048,661
Services	—	901,157				901,157
Cost of revenues	$9,333,662			$44,500		$9,378,162
General and administrative expense	6,964,077				$500,000	7,464,077
Total operating expenses	29,512,451			44,500	500,000	30,056,951
Income (loss) from operations	(4,562,633)			(44,500)	(500,000)	(5,107,133)
Interest expense	(147,077)	$(365,178)				(512,255)
Interest income	—	365,178				365,178
Income (loss) before income taxes	(4,577,263)			(44,500)	(500,000)	(5,121,763)
Equity net loss in joint venture	(500,000)				500,000	—
Net income (loss)	(5,131,516)			(44,500)		(5,176,016)
Statement of Cash Flows—Year Ended December 31, 2001
Net income (loss)	(5,131,516)			(44,500)		(5,176,016)
Cash from combination	26,935		$(26,935)			—
Net cash used in investing activities	(612,279)		(26,935)			(639,214)
Cash and cash equivalents, beginning of year	10,528,800		26,935			10,555,735
Statement of Changes in Stockholders' Deficit—Year Ended December 31, 2001
Redeemable convertible preferred stock	158	(158)				—
Cumulative convertible preferred stock	52	(52)				—
Additional paid-in capital	36,205,071	(28,950,162)				7,254,909
Accumulated deficit	(24,485,683)			(44,500)		(24,530,183)
Total stockholders' deficit	8,819,579	(28,950,373)		(44,500)		(20,175,294)
2000
Statement of Changes in Stockholders' Deficit—Year Ended December 31, 2000
Redeemable convertible preferred stock	158	(158)				—
Cumulative convertible preferred stock	52	(52)				—
Additional paid-in capital	32,337,735	(28,923,471)	845,020			4,259,284
Accumulated deficit	(19,067,518)		(286,649)			(19,354,167)
Total stockholders' deficit	12,005,269	(28,923,681)	558,371			(16,360,041)

3.     Summary of Significant Accounting Policies

  Principles of Consolidation

        The consolidated financial statements include the operations of Upstate Group, Inc. and its subsidiaries, UUI, UL and RheArg through the date of dissolution. All significant intercompany accounts and transactions have been eliminated in the preparation of these statements.

  Cash and Cash Equivalents

        All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. Cash equivalents are primarily maintained with one financial institution. The Company invests excess cash primarily in money market funds. Accordingly, these investments are subject to minimal credit and market risk and are reported at cost, which approximates fair value. Cash equivalents as of December 31, 2003 and 2002 were $1,734,269 and $2,033,001, respectively.

  Concentration of Credit Risk

        Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company is exposed to credit risk related to cash equivalents and marketable securities in the event of default by the financial institutions or the issuers of these investments to the extent of the amounts recorded on the consolidated balance sheets. The Company does not require collateral for sales to customers but performs ongoing evaluations of customers' financial condition and maintains reserves for potential uncollectible amounts, which, in the aggregate as of each balance sheet presented, have not exceeded management expectations.

  Fair Value of Financial Instruments

        The carrying amount of the Company's financial instruments, which include cash, cash equivalents, accounts receivable, accounts payable and accrued expenses, interest rate swap, and other current liabilities, approximate their fair value due to the short-term nature of these instruments.

  Inventories

        Inventories are recorded at the lower of cost or market (net realizable value). Cost is determined on a first-in, first-out (FIFO) basis. Inventory consists of raw materials, work in process, intermediates, and finished goods.

  Property and Equipment

        Property and equipment are recorded at cost. Depreciation is provided on the straight-line basis over the following useful lives:

Buildings and improvements	3-20 years
Lab equipment	3-10 years
Office equipment	3-7 years

        Equipment and buildings under capital leases are recorded at the present value of the minimum lease payments required during the lease period. Equipment under capital leases is amortized over the shorter of the estimated useful lives or the term of the lease. The Company's building under capital lease with a bargain purchase option is depreciated over 20 years, the estimated useful life of the building.

        Maintenance, repairs and renewals are charged to expense as incurred. Significant improvements are capitalized and depreciated. When assets are sold or retired, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is credited or charged to income.

  Intangible Assets, Other

        Intangible assets, other consists of license fees paid for the right to produce and sell products. License fees are recorded at cost and amortized on a straight-line basis over the term of the licensing agreement. At December 31, 2003 and 2002, the gross carrying amount of intangible assets was $1,654,064 and $1,239,290, respectively. Accumulated amortization was $698,311 and $447,433 at December 31, 2003 and 2002, respectively. For the years ended December 31, 2003, 2002, and 2001 the Company recorded amortization expense of $250,878, $231,393, and $101,723, respectively.

        Estimated amortization expense for existing intangible assets for the next five fiscal years are as follows: $183,237 in 2004, $138,866 in 2005, $105,720 in 2006, $94,205 in 2007 and $79,773 in 2008.

        The carrying value of intangible assets is reviewed by management for the existence of facts and circumstances both internal and external that may suggest impairment or that the useful lives of these assets are no longer appropriate. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than the carrying amount. When such an impairment loss is recognized, the asset is adjusted to its estimated fair value.

        In 2001, the Company abandoned a product line, which had been acquired in 2000 in order to provide distribution channels for noncell-based products. In 2001, the Company decided to market its own domestic product line in the United Kingdom. As a result, the Company reviewed the carrying value of goodwill recorded as part of the acquisition and recorded an impairment loss of $177,178.

  Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses consist of the following at December 31, 2003 and 2002:

	2003	2002
Trade accounts payable	$1,882,927	$956,635
Accrued payroll, bonus and vacation	2,277,738	1,266,620
Other	2,498,825	1,661,558

	$6,659,490	$3,884,813

  Revenue Recognition

        Revenue from product sales is recognized upon shipment provided that the Company has evidence of an arrangement, the fee is fixed and determinable, delivery has occurred and collectibility is reasonably assured. Shipping costs are billed to customers and are included in both revenue and cost of goods sold. Deferred revenue represents fees paid by customers in advance of services being provided or product being shipped.

        Revenue from services is recognized as services are performed or upon completion according to the terms of the contract.

  Research and Development

        Research and development costs are expensed in the year incurred. Research and development expense for 2003, 2002, and 2001 was $9,919,116 (restated), $9,196,434, and $5,797,767, respectively. These expenses are related to all laboratory-related costs.

  Accounting for Stock-Based Compensation

        SFAS 123, Accounting for Stock-Based Compensation amended by SFAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure permits companies to measure compensation cost of stock-based awards based on their estimated fair value at the date of grant and recognize that amount over the related service period. The Company believes the existing stock option valuation models do not necessarily provide a transparent measure of the fair value of stock-based awards. Therefore, as permitted by SFAS 148, the Company applies the existing accounting rules under APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.

        For options where exercise price of all options granted under these plans is equal to the market price, which is based on management's estimates using recent market and comparable Company data, of the underlying common stock on the grant date, no stock-based employee compensation cost is recognized in net income (loss). In addition, under these plans, options to purchase shares of common stock may be granted at less than fair market value, which results in compensation expense equal to the difference between the market value on the date of grant and the purchase price. This expense is recognized over the vesting period of the shares in net income (loss). As required by SFAS 148, the Company provides pro forma net income (loss) and pro forma net income (loss) disclosures for stock-based awards made during fiscal 2003, as if the fair-value-based method defined in SFAS 123 had been applied.

        The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the year ended December 31, 2003, 2002, and 2001:

	2003 (Restated)	2002 (Restated)	2001 (Restated)
Net income (loss), as reported	$354,948	$(2,512,463)	$(5,176,016)
Add: Stock-based employee compensation expense recognized	796,687	1,099,817	1,492,459
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards	(858,205)	(1,158,011)	(1,558,789)

Pro forma net income (loss)	$293,430	$(2,570,657)	$(5,242,346)

        All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS 123, and EITF 96-18, Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

  Guarantor Arrangements

        In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34 ("FIN 45"). The Interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The Interpretation also requires additional disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements ending after December 15, 2002. The following is a summary of agreements that the Company has within the scope of FIN 45.

        The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company will indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company's products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

        UL entered into a new building contract for a facility in Dundee, Scotland. According to the terms of the agreement, Upstate Group, Inc. is guarantor of funds for the building of the facility.

  Income Taxes

        Deferred tax assets and liabilities are recognized based on temporary differences between the financial statements and tax bases of assets and liabilities using current statutory rates. A valuation allowance is applied against deferred tax assets if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Foreign Currency Translation

        The assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars at the fiscal year-end exchange rate. Income and expense accounts are translated using average exchange rates effective during the year. The resulting translation adjustments are recorded as a separate component of stockholders' equity. Transaction gains and losses are recognized in the statement of operations and are immaterial for all periods presented.

        The cumulative translation adjustment at December 31, 2003, 2002 and 2001 was $570,069, $(43,899) and $(168,923), respectively. Foreign translation adjustments for 2003, 2002 and 2001 were $613,968, $125,024 and $(20,118), respectively.

  Comprehensive Income

        Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, requires a full set of general-purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income.

  Derivative Instruments

        Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which established accounting and reporting standards for derivative instruments for hedging activities. The Company recognizes derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. For a derivative designated as a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of accumulated other comprehensive income and subsequently reclassified into earnings when the hedged exposure affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately.

        The Company uses derivatives to manage exposure from interest rate risk. The Company's objectives for holding derivatives are to decrease the volatility of earnings and cash flows associated with changes in interest rates and foreign currency exchange rates. The transition adjustment from the adoption of SFAS 133 was recorded as a cumulative effect of a change in accounting principle within accumulated other comprehensive loss.

  New Accounting Standards

        In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Elements, which addresses aspects of accounting for arrangements that include multiple products or services. Specifically, this issue addresses: (1) how to determine whether an arrangement that contains multiple products or services contains more than one unit of accounting, and (2) how the arrangement consideration should be measured and allocated. Accordingly, the adoption of EITF No. 00-21 may impact the timing of revenue recognition as well as the allocation between products and services. EITF No. 00-21 is applicable for transactions entered into after July 1, 2003. The adoption of EITF No. 00-21 has not had a significant impact on our financial statements.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, and provides alternative methods of transition for entities that voluntarily convert to the fair value based method of accounting for stock-based method of accounting for stock-based employee compensation and requires amended disclosure presentation for the fiscal year ending January 25, 2003 and all subsequent interim periods. It is anticipated that the FASB may issue additional guidance or propose additional changes in this area. While additional FASB guidance is awaited, the Company continues to account for stock-based compensation in accordance with APB Opinion No. 25. As permitted under SFAS 148, disclosure only provisions of that accounting standard were adopted for December 31, 2003.

        In January 2003, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after December 15, 2003. The Company is required to adopt the provisions of FIN 46 for fiscal 2004 and does not expect the adoption to have a material effect on its financial position or results of operations.

        In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." FAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument embodies an obligation of the issuer. FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first period beginning after June 15, 2003. Management does not expect the adoption to have a material effect on its financial position.

  Advertising

        The Company expenses advertising costs as incurred. Advertising expense for 2003, 2002 and 2001 was $3,149,126, $2,305,075, and $1,332,066, respectively.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

4.     Joint Venture

        In June 1999, the Company formed a joint venture called RHeoGene LLC ("RHeoGene") with Rohm and Haas Company ("Rohm and Haas") in order to combine technologies related to gene switching and human therapeutics and to collaborate to commercialize those technologies. RHeoGene was 40% owned by the Company and 60% owned by Rohm and Haas. The Company accounted for its 40% ownership of RHeoGene under the equity method of accounting.

        In 1999, the Company's initial investment in RHeoGene was reduced to zero. In 2000, the Company formed a new subsidiary RheArg; transferred to RheArg the Company's title and interest in RHeoGene, and subsequently distributed RHeArg to stockholders. The Company was unsuccessful in finding a third-party investor for RheArg and, as a result, the Company determined that RheArg should be combined since the companies had common management and shareholders. Therefore, RheArg's financial position and results were combined with the Company's consolidated financial statements for all periods presented until it was dissolved in September 2003.

        At December 31, 2002, the Company had a receivable due from RHeoGene of $548,483 for reimbursements of payroll and other operating expenses processed on RHeoGene's behalf. The Company was paid in full for the outstanding RHeoGene receivable balance in 2003.

5.     Derivative Instruments

        The Company uses an interest rate swap to convert its variable rate term loan to a fixed rate in order to reduce the impact of changes in interest rates. The differential to be paid or received under this agreement is recognized as an adjustment to interest expense. At December 31, 2003 and 2002, the Company had one interest rate swap in which the Company pays a fixed interest rate and the Company receives a one-month LIBOR interest rate.

Notional Amount at December 31, 2003	Expiration Date	Fixed Interest Rate	Fair Value at December 31, 2003
$1,608,333	December 31, 2004	6.68%	$(89,909)
Notional Amount at December 31, 2002	Expiration Date	Fixed Interest Rate	Fair Value at December 31, 2002
$1,708,333	December 31, 2004	6.68%	$(161,803)

        The valuations set forth above are derived from a third-party bank and indicate a net liability from the Company to the financial institution since the fixed interest rate in the contract was higher than the one-month LIBOR interest rate at December 31, 2003 and 2002 (Note 18).

6.     Inventories

        At December 31, 2003 and 2002, inventories consist of the following:

	2003 (Restated)	2002 (Restated)
Raw materials	$530,903	$340,616
Work in process	820,410	524,210
Intermediates	413,241	443,981
Finished goods	5,143,974	3,506,231

	$6,908,528	$4,815,038

7.     Property, Plant and Equipment

        At December 31, 2003 and 2002, property, plant and equipment consists of the following:

	2003	2002
Land	$666,929	$666,929
Building under capital lease	2,777,498	2,453,174
Building and improvements	2,038,923	2,119,570
Lab equipment	2,593,869	2,640,379
Office equipment	1,818,997	1,779,068
Equipment under capital lease	3,210,308	1,710,342

	13,106,524	11,369,462
Less—accumulated depreciation and amortization	7,019,971	5,338,286

	$6,086,553	$6,031,176

        Depreciation and amortization expense for property, plant and equipment for the years ended December 31, 2003, 2002 and 2001 was $1,579,181, $1,172,394 and $1,324,331, respectively. Accumulated amortization of equipment under capital lease was $1,467,266 and $339,135 at December 31, 2003 and 2002, respectively.

8.     Lines of Credit

        The Company's U.S. subsidiary has a line of credit available for up to $5,000,000 at a commercial bank with interest at a variable rate (LIBOR, which was 1.133% at December 31, 2003, plus 2.5%). The line of credit is collateralized by accounts receivable, inventory, and fixed assets of UUI, as well as the guarantee of Upstate Group, Inc. At December 31, 2003, zero was outstanding under the line of credit. The facility expired on May 31, 2004. The Company also has a working capital line up to $356,000 and a lease line up to $1,780,000 at a commercial bank in the United Kingdom with interest at a variable rate at December 31, 2003. Zero was outstanding under the line of credit and $1,009,996 was outstanding under the lease line at December 31, 2003. In accordance with the terms of the lease line facility, the Company is required to repay $392,912 during the year ending December 31, 2004 and $617,084 in years thereafter (Note 18).

        Pursuant to terms of the line of credit, UUI is required to maintain certain debt covenants on a quarterly basis including a minimum tangible net worth and funded debt to earnings before income tax and depreciation and amortization (EBITDA). The minimum tangible net worth is $3,750,000. The funded debt to EBITDA covenant must be less than a ratio of 2:5 to 1.0.

9.     Promissory and Term Notes

        Promissory note at December 31, 2003 and 2002 were as follows:

	2003	2002
Promissory note, LIBOR plus 3%, due March 31, 2005	$250,000	$250,000

	250,000	250,000
Less—current portion	—	—

	$250,000	$250,000

        The Company had a master loan and security agreement with a commercial credit company to obtain various loans not to exceed $1,300,000 in the aggregate for the purpose of purchasing fixed assets and leasehold improvements. Payments of principal and interest were due monthly with a final balloon payment to be made at the end of each loan equal to 10% of the original principal amount. For the year ended December 31, 2002, interest expense from term notes was $76,005. In September 2002, the Company paid the term notes in full to take advantage of more attractive interest rates in the marketplace.

        In September 2002, Upstate USA entered into a $250,000 promissory note with a commercial credit company. The interest rate on this note is a variable rate of LIBOR, which was 1.133% at December 31, 2003, plus three percent (3%). The loan is payable in one payment of all outstanding principal plus accrued unpaid interest on March 31, 2005. (See Note 18).

10.   Buyout of Sales and Marketing Rights

        The Company terminated a sales and marketing agreement with BioSignals, Inc. in 1995. The termination agreement requires the Company to pay BioSignals quarterly installments without interest of $112,500 through December 31, 2004. The Company recorded the present value of the future payments as an accrued liability in the amount of $2,810,761 at December 31, 1995 and recorded imputed interest expense of $57,379, $89,051, and $118,169 in 2003, 2002, and 2001, respectively, related to the interest free installments. The Company will continue to record imputed interest through the remainder of the installment period.

11.   Related Party Obligation

        In March 2003, the terms of a previously existing note payable with a related party were revised. Under the terms of the revised note, the remaining principal will be repaid with interest at a rate of 10% per annum as follows: $350,000 in principal plus $385,547 in accrued but unpaid interest in March 2004 and $100,000 in principal, plus all accrued but unpaid interest through the respective dates of payment, each of the two anniversaries thereafter. (See Note 18).

12.   Redeemable Preferred Stock and Cumulative Convertible Preferred Stock

  Redeemable Preferred Stock

        The Company's redeemable convertible preferred stock at December 31, 2003 and 2002 are as follows:

		Accretion Value
	Redemption Value
		2003	2002
Redeemable convertible preferred stock, Class A, Series 3, $.0001 par value; 514,639 shares authorized, issued and outstanding at December 31, 2003 and 2002; liquidation value $7,925,441 at December 31, 2003 and 2002	$7,925,441	$7,925,441	$7,925,441
Redeemable convertible preferred stock, Class A, Series 4, $.0001 par value; 527,958 shares authorized, issued and outstanding at December 31, 2003 and 2002; liquidation value $9,592,997 at December 31, 2003 and 2002	9,592,997	9,592,997	9,592,997
Redeemable convertible preferred stock, Class A, Series 5, $.0001 par value; 541,419 authorized, issued and outstanding at December 31, 2003 and 2002; liquidation value $10,000,000 at December 31, 2003 and 2002.	10,000,000	9,973,312	9,946,623
Redeemable convertible preferred stock, Class A, Series 6, $.0001 par value; 81,213 shares authorized at December 31, 2003 and 2002; no shares issued or outstanding at December 31, 2003 and 2002.	—	—	—

	$27,518,438	$27,491,750	$27,465,061

  Preferred Stock, Class A, Series 3, Series 4, Series 5 and Series 6, Redeemable, Convertible

        At December 31, 2003 and 2002, no shares of preferred stock, Class A, Series 6 were issued or outstanding. The preferred stock, Class A, Series 6 essentially has the same characteristics as the Series 3, Series 4 and Series 5 preferred stock. The preferred stock, Class A, Series 3, Redeemable, Convertible; the preferred stock, Class A, Series 4, Redeemable, Convertible, and the preferred stock, Class A, Series 5, Redeemable, Convertible hereinafter are referred to as the Series 3, Series 4 and Series 5 preferred stock, respectively.

        The Series 3, Series 4 and Series 5 preferred stock have a liquidation preference of $15.40, $18.17 and $18.47 per share, respectively, plus any declared but unpaid dividends. The holders of Series 3, Series 4 and Series 5 preferred stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Series 3, Series 4 and Series 5 stock are payable in preference and prior to any other series or class of shares. The Series 3, Series 4 and Series 5 preferred stock are senior to other Class A stock, however, pari passu with each other, and are convertible to common stock on a three-to-one basis at the holder's discretion or as part of a public offering. The Series 3, Series 4 and Series 5 preferred stock have full voting rights. The holders of the Series 3 preferred stock have the right to appoint two members to the Board of Directors and the holders of Series 5 preferred stock have the exclusive right to elect one Director to the Board of Directors.

        In the event of the liquidation, dissolution, or winding-up of the affairs of the Company, and before any payment of cash or distribution of other property to holders of common stock or any other class or series of stock junior to the Series 3, Series 4 and Series 5 preferred stock, the holders of the Series 3, Series 4 and Series 5 stock are entitled to receive out of the assets of the Company available for distribution, pari passu with each other, an amount equal to the liquidation preference amount per share of the Series 3, Series 4 and Series 5 preferred stock, plus any declared but unpaid dividends. After payment of amount due to the holder of the Series 3, Series 4 and Series 5 preferred stock, the holders of the Class A, Series 1 and Class A, Series 2 preferred stock are entitled to receive out of the assets available for distribution, pari passu with each other, an amount equal to the liquidation preference amount per share of the Class A, Series 1 and Class A, Series 2 preferred stock plus any declared but unpaid dividends.

        The Series 3, Series 4 and Series 5 preferred stock is redeemable, at the written request of the holders of at least a majority of the combined shares of the Series 3, Series 4 and Series 5 preferred stock, at any date after December 31, 2004. The Series 3, Series 4 and Series 5 redemption price per share is equal to the Series 3, Series 4 and Series 5 liquidation preference amount, respectively, plus any declared but unpaid dividends.

  Convertible Preferred Stock

        The Company's cumulative convertible preferred stock at December 31, 2003 and 2002 are as follows:

	2003	2002
Cumulative convertible preferred stock, Class A, Series 1, $.0001 par value; 400,000 shares authorized, issued and outstanding at December 31, 2003 and 2002; liquidation value $12,666,832 at December 31, 2003 and 2002	$10,000	$10,000
Cumulative convertible preferred stock, Class A, Series 2, $.0001 par value; 120,000 shares authorized; 120,000 issued and outstanding at December 31, 2003 and 2002, liquidation value of $2,375,032 at December 31, 2003 and 2002	1,502,000	1,502,000

	$1,512,000	$1,512,000

  Preferred Stock, Class A, Series 1, Cumulative, Convertible

        The preferred stock, Class A, Series 1 has a liquidation preference of $20 per share plus dividends in arrears subordinate to the preferred stock, Class B liquidation preference. The stock carries a dividend rate equal to a base rate (assuming $20 per share) through December 31, 1997, and a base rate plus 1% thereafter. Dividends are payable when declared.

        The preferred stock, Class A, Series 1 is convertible to common shares at the option of the holder at any time at the rate of three to one, excluding dividends and has voting rights equal to one vote per share on an as converted basis and votes with the common stockholders as a single class.

  Preferred Stock, Class A, Series 2, Cumulative, Convertible

        The preferred stock, Class A, Series 2 has a liquidation preference of $12.50 per share plus dividends in arrears subordinate to the preferred stock, Class B liquidation preference, however pari passu with the preferred stock, Class A, Series 1.

        The dividend rates (assuming $12.50 per share), conversion rights and voting rights are similar to the preferred stock, Class A, Series 1 issue. At December 31, 2003 dividends in arrears on the preferred stock, Class A, Series 1 were $4,666,832 and dividends in arrears on the preferred stock, Class A, Series 2 were $875,032. Dividends on such shares are payable when declared.

13.   Common Stock

        At December 31, 2003, the Company had 6,312,048 shares of its common stock reserved for issuance upon conversion of redeemable convertible preferred stock and cumulative convertible preferred stock.

14.   Equity Incentive Plan

        The Company provides an Equity Incentive Plan (the "Plan") which provides for the grant of qualified and nonqualified stock grants, stock options or stock equivalents to employees, consultants and directors of the Company to purchase shares of common stock. Under the terms of the Plan, the Company's Stock Option Committee has complete discretion to establish the terms and conditions of each option, subject to the plan provisions. The options vest at various times and may be exercised over a specified period not in excess of ten years from date of grant.

        The total options eligible under the Plan are 2,302,582 at December 31, 2003, of these eligible options, 936,616 have been exercised. In 2003, The Company's Board of Directors authorized 150,000 options for issuance under the Plan. At December 31, 2003, there were 117,788 options available for future grant under the Plan.

        In connection with the grant of stock options to employees and directors during the year ended December 31, 2003, 2002 and 2001 the Company recorded deferred stock compensation of $421,776, $260,137 and $2,979,415, respectively, representing the difference between the deemed fair value of the common stock on the date of grant and the exercise price. Compensation related to options which vest over time was recorded as a component of stockholders' equity and is being amortized over the vesting periods of the related options. During the year ended December 31, 2003, 2002 and 2001, the Company recorded noncash compensation relating to these options totaling $796,687, $1,099,817 and $1,470,221, respectively (see Note 2 to the consolidated financial statements). In the year ended December 31, 2001, the Company recorded an additional compensation expense of $22,238 relating to the acceleration of certain stock options.

        During fiscal years 2003 and 2002, respectively, the Company granted stock options to purchase 33,000 and 25,000 shares of common stock to nonemployees in connection with consulting services provided. The stock options vested immediately upon grant. The fair value ascribed by management, using the Black-Scholes fair value model, for these stock options were $122,190 and $128,740, respectively, which have been recorded to additional paid-in capital and noncash compensation expense during the years ended December 31, 2003 and 2002. In 2001, no such awards were granted.

        A summary of the status of the Company's stock option plan as of December 31, 2003 and 2002 is presented below:

	2003		2002		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,334,722	$0.77	1,441,921	$0.74	907,230	$0.67
Granted	270,261	2.78	175,300	1.06	713,540	0.83
Exercised	(283,887)	0.77	(142,090)	0.83	(51,690)	0.37
Canceled	(72,918)	0.79	(140,409)	0.84	(127,159)	0.83

Outstanding at end of year	1,248,178	$1.20	1,334,722	$0.77	1,441,921	$0.74

Options exercisable at year-end	792,430	$0.78	896,824	$0.70	809,331	$0.68

Fair value of options granted during the year	$5.45		$5.45		$5.25

        In computing fair value pro forma amounts for 2003, 2002 and 2001, the Company calculated the fair value of options granted using the minimum value method. For 2003, 2002 and 2001, the Company assumed a risk-free interest rate equal to approximately 4.5%, 4.5% and 2.9%, respectively, no dividend yield, no volatility, and expected option life of seven years.

        The following table summarizes information about stock options outstanding at December 31, 2003.

Options Outstanding				Options Exercisable
Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$0.11	130,500	2.57	$0.11	130,500	$0.11
0.67	22,500	4.52	0.67	22,500	0.67
0.83	706,792	6.99	0.83	550,805	0.83
1.08	18,825	8.09	1.08	5,750	1.08
1.14	103,200	8.00	1.14	45,825	1.14
1.86	47,800	9.27	1.86	31,050	1.86
3.00	218,561	9.92	3.00	6,000	3.00

	1,248,178			792,430

15.   Income Taxes

        The Company's deferred tax assets and liabilities as of December 31, 2003 and 2002 are as follows:

	2003 (Restated)	2002 (Restated)
Contract buy-out	$166,558	$319,681
Operating accruals and reserves	1,458,210	904,151
Net operating losses	3,698,964	4,609,251
Depreciation	243,721	226,159
UK stationary allowances	271,031	295,492
Other	233,415	99,137
Deferred compensation	935,938	767,112

Total deferred tax asset, net	7,007,837	7,220,983
Deferred tax asset valuation allowance	(7,007,837)	(7,220,983)

	$—	$—

        Approximately $6,300,000 and $4,140,000 of the Company's net operating loss carryforwards remain available at December 31, 2003 in the United States and the United Kingdom, respectively. Their use is limited to future taxable earnings in the respective countries. In the United States, the carryforwards can be carried forward through approximately 2023, while in the United Kingdom the carryforwards have an unlimited life. The net operating loss carryforwards could be limited in future years if there is a significant change in the Company ownership. Due to the uncertainty surrounding the realization of the Company's deferred tax assets at December 31, 2003 and 2002, the Company recognized a full valuation allowance to offset the net deferred tax assets.

        For financial reporting purposes, income before income taxes includes the following components:

	2003 (Restated)	2002 (Restated)	2001 (Restated)
Pretax income (loss)
United States	$366,710	$278,369	$(2,744,607)
Foreign	168,191	(2,974,977)	(2,377,156)

	$534,901	$(2,696,608)	$(5,121,763)

        The provision (benefit) for income taxes consists of the following:

	2003 (Restated)	2002 (Restated)	2001 (Restated)
Current tax expense (benefit)
Federal	$4,000	$—	$—
Foreign	2,285	(206,001)	—
State	173,668	21,856	54,253
Deferred tax (benefit) expense	—	—	—

Total income tax expense (benefit)	$179,953	$(184,145)	$54,253

        A reconciliation of the federal statutory tax rate to effective tax rate is as follows:

	2003	2002	2001
Federal statutory rate (benefit)	34%	(34)%	(34)%
State effective rate, net of federal benefit	36	3	(1)
Effect of foreign income tax credits	—	(8)	—
Effect of nondeductible expenses	8	1	—
Stock compensation permanent difference	24	6	4
Foreign permanent difference	(14)	9	5
Foreign statutory rate differential	(6)	3	1
Nondeductible benefit on combined affiliate	—	1	4
Valuation allowance	(48)	12	22

Effective tax rate (benefit)	34%	(7)%	1%

        For the year ended December 31, 2002, the Company recorded a foreign research and development tax credit refund of $206,001.

16.   Commitments and Contingency

        The Company leases facilities, furniture and office equipment under various noncancelable capital and operating leases with renewal options and with terms ranging from one to five years. Future minimum rental payments required under these operating and capital leases are as follows:

Year Ending December 31	Operating Leases	Capital Leases
2004	$423,203	$2,548,528
2005	153,762	733,679
2006	113,157	387,126
2007	67,759	113,875
2008	—	13,243

Total future minimum lease payments	$757,881	3,796,451

Less—amount representing interest		178,149

Present value of net future minimum lease payments		3,618,302
Less—current portion		2,426,679

Long-term obligation under capital leases		$1,191,623

        Included in the $3,618,302 of present value of net future minimum lease payments at December 31, 2003 are $1,009,996 for the lease line obligation with a commercial bank in the United Kingdom (Note 9), $1,608,333 for the capital lease agreements with a governmental agency (discussed in further detail below), and $999,973 for various noncancelable capital leases for furniture and office equipment.

        In November 1999, UUI entered into an agreement with a governmental agency to lease a research facility. Principal payments under the lease of $8,333 are due monthly, beginning February 1, 2000, with one final principal payment of $1,508,334 due on December 31, 2004. The lease term expires on December 31, 2004, at which time UUI agreed to purchase the facility from the governmental agency for $1. This lease has been accounted for as a capital lease. As of December 31, 2003, the lease obligation was $1,608,333 for this facility.

        Rental expense under all operating leases was $762,269, $506,542, and $578,732 for the years ended December 31, 2003, 2002, and 2001, respectively.

        The Company has entered into licensing agreements for the rights relating to various processes and products. At December 31, 2003, $2,647,776 is payable by the Company under these agreements and is included in royalties payable on the consolidated balance sheet. Included in this payable is an accrual for $450,000, which is discussed in more detail below. In addition to the amounts payable at December 31, 2003, the Company is required to make future minimum royalty payments under these agreements. The terms of these agreements range from annual agreements to agreements with indefinite terms, and generally these agreements provide the Company with the right to terminate the agreement prior to the expiration of the contractual term; therefore, the amount of minimum royalty payments could change in future periods.

        Future contingent minimum royalty payments required under these agreements are as follows:

Year Ending December 31	Minimum Royalty
2004	$417,100
2005	294,500
2006	280,700
2007	269,700
2008	258,350

$1,520,350

        In January 2002, Dana-Farber Cancer Institute, Inc. (the "Plaintiff") initiated an action against the Company in the United States District Court for the District of Massachusetts alleging, among other things, that the Company has breached a license agreement between the parties by failing to pay required royalties, and that there is patent infringement with respect to antibodies sold by the Company as a result of the Company's failure to pay royalties due under the license agreement. The Plaintiff seeks damages, an accounting for sales as well as injunctive relief. The license agreement between the parties was terminated by Dana Farber Institute, Inc. in January 2002 because of the alleged failure to pay royalties. Although the outcome of the claim cannot be determined with certainty, the Company has accrued $450,000 at December 31, 2003 and 2002 as its best estimate of the probable obligation that may be incurred upon a settlement (Note 18).

17.   Defined Contribution Plans

        The Company sponsors a 401(k) defined contribution plan (the "401(k) Plan") for its employees. Under the 401(k) Plan, the employees may make voluntary contributions up to the statutory limit. The Company has agreed to match employee contributions up to 6% at a rate of 50% of such employee contributions plus an additional 2% for participating in the plan for a total maximum of 5%. During the years ended December 31, 2003, 2002, and 2001, the Company made contributions totaling $404,325, $402,442, and $303,523, respectively, to the 401(k) Plan.

        The Company's subsidiary, UL, also operates a defined contribution plan (the "UL Plan"). The assets of the UL Plan are held separately from those of the Company in an independently administered fund. For the year ended December 31, 2003, 2002, and 2001, UL matched up to 6% of participants' contributions, with UL's contributions totaling $104,795, $79,901, and $87,721, respectively.

18.   Subsequent Events

        On October 14, 2004, the Company agreed upon a $2,750,000 cash settlement with Dana Farber related to the litigation involving Dana Farber, the plaintiff, described in the commitments and contingency, Note 16. In 2002 the Company accrued to expense $450,000 as an estimate of the settlement arising from this litigation. Additionally, as part of the settlement, the Company paid for the exclusive license rights for the next ten years to use the technology under the previously disputed patent agreement. This amount represents the final settlement of all past claims as well as all future years that the related patent is in place.

        On October 14, 2004, the Company was acquired by Serologicals Corporation for a total consideration of $205 million, consisting of $102.5 million of cash and approximately 4.3 million shares of Serologicals common stock.

        The Company's long-term obligations outstanding consisted of capital lease obligations, line of credit, term notes and amounts due to a related party. All of the outstanding long-term obligations except for certain capitalized leases were repaid in full at closing from the cash proceeds from the sale of the Company.

        In May, 2004, the Company purchased 57,787 shares of redeemable convertible preferred stock, Class A, Series 3 from a shareholder for $2,253,693.

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  Exhibit 99.1
Upstate Group, Inc. and Subsidiaries Consolidated Financial Statements As of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003